UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

818 W. 7th Street, Suite 220 Los Angeles, CA		90017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 430-7000

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 2, 2016, CU Bancorp’s Chief Executive Officer David Rainer and Chief Financial Officer Karen Schoenbaum will make presentations to certain investors at the Piper Jaffray West Coast Bank Symposium being held at The Resort at Pelican Hill, in Newport Beach, California. A copy of the presentation materials is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

As discussed therein, the slide presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the presentation as well as in the Company’s other documents filed with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1

Copy of presentation materials that CU Bancorp’s Chief Executive Officer David Rainer and Chief Financial Officer Karen Schoenbaum will make available to certain investors on November 2, 2016 at the Piper Jaffray West Coast Bank Symposium being held at The Resort at Pelican Hill in Newport Beach, California. (Furnished pursuant to Regulation FD).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: November 2, 2016	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Copy of presentation materials that CU Bancorp’s Chief Executive Officer David Rainer and Chief Financial Officer Karen Schoenbaum will make available to certain investors on November 2, 2016 at the Piper Jaffray West Coast Bank Symposium being held at The Resort at Pelican Hill in Newport Beach, California. (Furnished pursuant to Regulation FD).